                                                                Exhibit 1.A.5(a)
                                                                    NEV APP 1-83
NEW ENGLAND VARIABLE

                                                  For Company Use Only

                                                  No___________________

                          PART I - APPLICATION TO THE
                  New England Variable Life INSURANCE COMPANY
                     for INSURANCE ON THE PROPOSED INSURED

    Questions below pertain to Proposed Insured unless otherwise indicated.

1.   Address (Include street and number, city, state and zip code)

a.   Residence
     ---------

b.   Business
     --------

2.   Premium Notice Address - Proposed Insured
     ___  at 1 .a.    ____    at 1 .b.

     ___  Other than Proposed Insured (Give Name and Address)


________________________________________________________________________________
                               (Street)      (City)      (State)      (Zip Code)

3.      Social Security or Employer Identification Number

Proposed
Insured
---------------------------------
First Owner
---------------------------------

4.  Birthplace

    ------------------------------------
     (City)  (State or Country)

5.  Citizen of

    -------------------------------------

6. Marital Status
     ___ Married     ___ Single
     ___ Divorced    ___ Widowed ___ Separated

7.  Birthdate

     -------------------------------------
     (mo/day/yr)

8.  Age (Nearest Birthday)
    --------------------------------------

9.  Sex  ___ Male  ____ Female

10. a.  Occupation
        -------------------------------------------------------

    b.  Principal Duties
        -------------------------------------------------------

    c.  Other Duties
        -------------------------------------------------------


11. a.  Employer
        -------------------------------------------------------

    b.  Nature of Business
        -------------------------------------------------------


12. a.  Annual income after business expenses and before income taxes:
                        (Answer every item)

        Earned income: $                    Other income:$
                        -------------------              --------------------
                                                           (Describe in 25)
    b.  Net worth: $
                    ------------------------

13. Life Insurance (Personal, Business and Group) in Force (If none, so state)

Company                                    Year of Issue          Amount              ADB
-------------------------------------      ---------------        --------------      ---------------

-------------------------------------      ---------------        --------------      ---------------

-------------------------------------      ---------------        --------------      ---------------
(Put "B" to the left of any business insurance listed)

14. Disability Insurance (Personal, Business and Group) in Force (If none, so state)

                                                                                                           Accident Death
Company                                    Year of Issue         Monthly Income       Benefit Period       Benefit
-------------------------------------      ---------------        --------------      ---------------      ---------------

-------------------------------------      ---------------        --------------      ---------------      ---------------

-------------------------------------      ---------------        --------------      ---------------      ---------------
(Put "B" to the left of any business insurance listed)

15. Any other negotiations for life, disability or accidental death insurance pending or contemplated? ____ Yes ___No
     (If "Yes", see 23)

16. Any insurance or annuity in this or any other company which has been or will be replaced as a result of this application for insurance? (If "Yes', complete required replacement forms; list company, policy number & amounts in 23)

     ___ Yes ____ No

17.  Any intent to travel or reside outside USA? ___ Yes ___ No
     (If "Yes", see 23)

18. Any flights made as a trainee, pilot or crew member within 3 years, or any intent to learn to fly? ___ Yes ___ No
     (If YES, complete Aviation Questionnaire)

19. Any participation within the past 3 years or intent to participate in: any flights as a trainee, pilot or crew member; SCUBA diving; sky diving; hang gliding; or motor racing? (If "Yes", complete applicable Questionnaire

     ___Yes ___ No

20.  Any suspension or revocation of driver's license within past 2 years?   ___

     ___ Yes ___ No  (If "Yes" see 23)

21.  a.   Any cigarette smoking in past year?  ____ Yes ___No

     (If YES, state number of cigarettes per day_____)

22. Any treatment for or consultation with a physician concerning a heart attack, a stroke or cancer (other than skin cancer) within past 2 years?

     ____ Yes ___No

23. Any change in health or any treatment by or consultation with a physician since the date of Part II of this Application? (Answer only if Part II is dated prior to Part I. If "Yes'; see 23)

     ____ Yes ___No

24.  Is Proposed Insured currently employed less than full time? ____ Yes ___No

25.  Explain "Yes" answers (Attach memo if more space needed)

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

26.  Plan of Insurance
     -----------------

     Riders (Complete any additional application needed)

     ___   Waiver of Premiums

     ___   Acc. Death Ben.            $
                                      ------------------
     ___   Purchase Option            $
                                      ------------------
     ___   Level Term                 $
                                      ------------------

27.  Indicate any special request (Attach memo if more space needed)

28.  Beneficiary (Include relation to Proposed Insured) Continued on
     Reverse Side

(1)  Primary                 (2)  Secondary

---------------------------  --------------------------------------------------


29.  Is Proposed Insured to own the policy? ____ Yes ___No
     (If "No" name the Owner (Include relation to Proposed Insured) (Note: a numbered sequence may be used to name successive Owners)

--------------------------------------------------------------------------------

30.  Premium Mode
     ___  Annual  ___  Semi-Annual  ___  Quarterly

     ___  Other (see 28)

31. If available under policy applied for, are premiums in default to be paid automatically by policy loan?

     ____ Yes ___No

32. If available under policy applied for, are premiums in default to be paid automtcially by policy loan?

     ____ Yes ___No

33.  Prepayment $            ____     None (If Question 22 or 23 is answered
                -
     "Yes", no prepayment is permitted)

34.  Account Allocation (whole %) (Minimum 10% in each selected account)

     ___% Capital Growth

     ___% Money Market

     ___% Bond Income

     100% Total

35.  Suitability Statement by Applicant

     a.   Did you receive the prospectus? ____ Yes ___No

          (If "Yes", give date of prospectus)__________

     b.   Do you understand that

          -    the death benefit may increase or decrease depending on the policy's investment return, but will never be less than the guaranteed minimum? ____ Yes ___No

          -    the cash value may increase or decrease depending on the

               investment return? ____ Yes ___No

     c.   Do you believe that this policy will meet insurance needs & financial objectives? ____ Yes ___No


     Administrative Office Use: Additions and Amendments

General To the best of my knowledge and belief, the answers recorded are true and complete. In those states where written consent is required by law, my agreement in writing is required to any entry made by the Company in "Additions and Amendments" as to: (a) age; or (b) plan of insurance; or (c) riders; or (d) amounts; or (e) rate class.

When Insurance Takes Effect. If a prepayment is made in connection with this Application, the Insurance will take effect as stated in the Prepayment Receipt and Temporary Life Insurance Agreement. Otherwise, the insurance will take effect only when the first premium is paid; provided that at the time of such payment: (a) this Application has been approved by the Company at its Administrative Office; and (b) there has been no change in insurability as represented in this Application since the date of the Application.

Limitation on Authority of Agents and Examiners. Agents and Examiners do not have authority: (a) to determine insurability; or (b) to change any terms of this Application; or (c) to make a contract for the Company.


Signed at (City and State)                            Date           19
                          ----------------------------    -----------  ------

--------------------  -----------------------------  -------------------------
  Agent                Proposed Insured              Applicant if other than
                                                     Proposed Insured